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                                                                  EXECUTION COPY

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                          INVESTORS' RIGHTS AGREEMENT

                         Dated as of February 12, 2003

                by and among Phillips-Van Heusen Corporation and

                          the Other Signatories Hereto




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                                TABLE OF CONTENTS

                                      PAGE


ARTICLE I  DEFINITIONS.......................................................  2

   SECTION 1.1  Definitions..................................................  2
   SECTION 1.2  General Interpretive Principles..............................  6

ARTICLE II  Governance.......................................................  7

   SECTION 2.1  Board Meetings...............................................  7
   SECTION 2.2  Expenses 7
   SECTION 2.3  Committees; Board Requirements; Resignation Obligation.......  7
   SECTION 2.4  Appointment of the Chief Executive Officer...................  7
   SECTION 2.5  Observers....................................................  8

ARTICLE III  Additional Agreements...........................................  8

   SECTION 3.1  Standstill...................................................  8
   SECTION 3.2  Anti-Takeover Provisions and  Permitted Acquisitions.........  9
   SECTION 3.3  Dispositions.................................................  9
   SECTION 3.4  Anti-Takeover Provisions and  Permitted Disposition.......... 10

ARTICLE IV  Additional covenants............................................. 10

   SECTION 4.1  Certain Information.......................................... 10
   SECTION 4.2  Right to Participate in Sale and Third-Party Bid............. 11
   SECTION 4.3  Preemptive Rights............................................ 11
   SECTION 4.4  Restricted Actions........................................... 12

ARTICLE V  termination....................................................... 12

   SECTION 5.1  Termination.................................................. 12

ARTICLE VI  miscellaneous.................................................... 13

   SECTION 6.1  Amendment and Modification................................... 13
   SECTION 6.2  Assignment; No Third Party Beneficiaries..................... 13
   SECTION 6.3  Binding Effect; Entire Agreement............................. 13
   SECTION 6.4  Severability................................................. 13
   SECTION 6.5  Notices and Addresses........................................ 14
   SECTION 6.6  Governing Law................................................ 14
   SECTION 6.7  Headings 14
   SECTION 6.8  Counterparts................................................. 15
   SECTION 6.9  Further Assurances........................................... 15
   SECTION 6.10 Remedies..................................................... 15
   SECTION 6.11 Jurisdiction................................................. 15





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                           INVESTORS' RIGHTS AGREEMENT

         THIS INVESTORS' RIGHTS AGREEMENT, dated as of February 12, 2003 (this "Agreement"), by and among Phillips-Van Heusen Corporation, a Delaware corporation (the "Company"), and each of the Investors that signs a signature page annexed hereto (referred to hereinafter collectively as the "Investors" and individually as an "Investor").

                                    RECITALS:

         A. The Investors and the Company have entered into that certain Securities Purchase Agreement, dated as of December 16, 2002 (the "Purchase Agreement"), by and among the Company and the Investors pursuant to which the Investors will purchase, contemporaneously with the execution and delivery of this Agreement, 10,000 shares of Series B Convertible Preferred Stock of the Company (the "Series B Stock"), which will constitute all of the issued and outstanding shares of Series B Stock.

         B. It is a condition precedent to the purchase of such Series B Stock that the Company enter into this Agreement with the Investors to provide for certain agreements and obligations of the parties following the Closing.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1 Definitions. The following terms shall have the meanings ascribed to them below:

         "Additional Securities" shall have the meaning set forth in Section 4.3(a).

         "Affiliate" of a Person shall have the meaning set forth in Rule 12b-2 under the Exchange Act. Notwithstanding anything to the contrary set forth in this Agreement, no limited partner or similar participant of an Investor shall be deemed an Affiliate of such Investor.

         "Agreement" shall mean this Agreement, as amended, modified or supplemented from time to time, in accordance with the terms hereof, together with any exhibits, schedules or other attachments thereto.

         "Beneficially Own" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act without limitation by the 60-day provision in paragraph
(d)(1)(i) thereof). The terms "Beneficial Ownership" and "Beneficial Owner" have correlative meanings.


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         "Board" or "Board of Directors" shall mean the Board of Directors of the Company.

         "Budget" shall have the meaning set forth in Section 4.1.

         "CK Purchase Agreement" shall have the meaning set forth in the Purchase Agreement.

         "Closing" shall mean the closing of the transactions contemplated by the Purchase Agreement.

         "Closing Date" shall mean the date of the Closing.

         "Certificate of Designations" shall mean the Company's Certificate of Designations governing the Series B Stock.

         "Commission" shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

         "Common Stock" shall mean the common stock, $1.00 par value per share, of the Company.

         "Company" shall have the meaning set forth in the preamble of this Agreement.

         "Competitor" shall mean any Person whose principal business is developing, designing, merchandising, licensing, manufacturing or causing the manufacture of, men's, women's, children's or infants wearing apparel, footwear, accessories, luggage, watches, jewelry, fragrances, eyewear and optical products, home furnishing products and accessories, table top housewares, silverware, floor and wall coverings, furniture or leather goods.

         "Declining Preemptive Purchaser" shall have the meaning set forth in
Section 4.3(c).

         "Derivative Securities" shall mean any subscriptions, options, conversion rights, warrants, phantom stock rights or other agreements, securities or commitments of any kind obligating the Company or any of its Subsidiaries to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold (i) any Voting Securities of the Company, (ii) any securities convertible into, exercisable for or exchangeable for any Voting Securities of the Company, or (iii) any obligations measured by the price or value of any shares of capital stock of the Company.

         "Disposition" shall have the meaning set forth in Section 3.3.

         "DGCL Section 203" shall have the meaning set forth in Section 3.2.

         "Director" shall mean a director of the Company.



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         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Excluded Shares" shall mean (i) shares of Common Stock issuable upon conversion of, or distributions with respect to, any shares of Series B Stock;
(ii) shares of Common Stock issuable upon exercise of the Warrants; (iii) shares of Common Stock issuable upon the exercise of stock options or other awards made or denominated in shares of Common Stock under any of the Company's stock plans including any stock option, stock purchase, restricted stock or similar plan hereafter adopted by the Board of Directors and, if required by applicable Law or stock exchange requirement, approved by the stockholders of the Company; and
(iv) shares of Common Stock issued pursuant to an acquisition of a business (including, without limitation, by way of an acquisition of capital stock) or the assets of a business (which assets do not consist primarily of cash or cash equivalents) approved by the Board of Directors.

         "Governmental Body" shall mean any government or governmental or quasi-governmental authority including, without limitation, any federal, state, territorial, county, municipal or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, arbitral body (public or private), department or other instrumentality or political unit or subdivision, whether located in the United States or abroad, the NYSE, the Nasdaq National Market, the Nasdaq SmallCap Market or the American Stock Exchange.

         "Holder" shall mean any Investor and any Person to whom an Investor has transferred shares of Series B Stock during the term of this Agreement pursuant to Section 3.3(b)(iii) or Section 3.3(c).

         "Institutional Investor" shall mean any of the following Persons: (i) a bank, (ii) an insurance company, (iii) a pension fund, (iv) a hedge fund, (v) a venture capital fund, (vi) a mutual fund, (vii) a leveraged buyout fund, (viii) an investment bank, (ix) a savings association, (x) an investment fund whose principal investors are Institutional Investors, or (xi) any Person that is an Affiliate of any Person named in clauses (i) through (x).

         "Investors" shall have the meaning set forth in the preamble of this Agreement.

         "Key Committees" shall have the meaning set forth in Section 2.3.

         "Law" shall mean any treaty, statute, ordinance, code, rule, regulation, Order or other legal requirement enacted, adopted, promulgated, applied or followed by any Governmental Body.

         "NYSE" shall mean the New York Stock Exchange.

         "Observer" shall have the meaning set forth in Section 2.5.

         "Order" shall mean any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

         "Overallotment Right" shall have the meaning set forth in Section 4.03(a).



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         "Other Transferee" shall have the meaning set forth in Section 3.3(b).

         "Permitted Acquisitions" shall have the meaning set forth in Section 3.1(a).

         "Permitted Disposition" shall have the meaning set forth in Section
3.3.

         "Person" shall mean any natural person, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

         "Preemptive Acceptance Notice" shall have the meaning set forth in
Section 4.3(b).

         "Preemptive Acceptance Period" shall have the meaning set forth in
Section 4.3(b).

         "Preemptive Notice" shall have the meaning set forth in Section 4.3(b).

         "Preemptive Right" shall have the meaning set forth in Section 4.3(a).

         "Public Stockholders" shall mean the stockholders of the Company other than (a) the Investors, (b) any Person who has made a Third-Party Offer, (c) any Affiliate of any Person included in the foregoing clause (b), and (d) any Person with whom any Person included in the foregoing clauses (b) or (c) is part of a 13D Group.

         "Purchase Agreement" shall have the meaning ascribed thereto in the recitals.

         "Redemption Date" shall have the meaning set forth in the Certificate of Designations.

         "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company and the Investors.

         "Rights Agreement" shall mean the Rights Agreement, dated as of June 10, 1986, as amended, by and between the Company and The Bank of New York (successor to The Chase Manhattan Bank, N.A.), as Rights Agent, and each amendment and extension thereof.

         "Sale" shall mean the sale of the Company by way of stock sale, merger or comparable transaction, or the sale of all of substantially all of the assets of the Company.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

         "Series B Designees" shall mean the directors elected by the Investors to the Board of Directors pursuant to the Certificate of Designations.

         "Series B Stock" shall have the meaning ascribed thereto in the recitals.

         "Standstill Period" shall mean the period commencing on the Closing Date and ending on the termination of this Agreement pursuant to Section 5.1.



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         "Subsidiary" shall mean, as to any Person, any other Person more than
50% of the shares of the voting stock or other voting interests of which are owned or controlled, or the ability to select or elect more than 50% of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries.

         "Third-Party Bid" shall mean a bid or a proposal made by any Person (with whom the Board of Directors has participated in discussions or negotiations concerning such bid or proposal) to acquire the Company by way of
(i) a stock acquisition, (ii) merger or comparable transaction, or (iii) the purchase of all of substantially all of the assets of the Company.

         "Third-Party Offer" shall mean a written offer by a Third-Party Person to acquire some, all or no shares of Voting Securities held by the Investors and at least 35% of the outstanding shares of Common Stock held by the Public Stockholders, through stock acquisition, merger or similar transaction.

         "Third-Party Person" shall mean any Person other than (a) any Investor,
(b) any Subsidiary or Affiliate of an Investor, or (c) any Affiliate of any Person included in the foregoing clauses (a) or (b).

         "13D Group" shall mean any group of Persons who, with respect to those acquiring, holding, voting or disposing of Voting Securities would, assuming ownership of the requisite percentage thereof, be required under Section 13(d) of the Exchange Act to file a statement on Schedule 13D with the Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act.

         "Total Voting Power" shall mean, calculated at a particular point in time, the aggregate Votes represented by all then outstanding Voting Securities then entitled to vote.

         "Votes" shall mean, at any time, with respect to any Voting Securities, the total number of votes that would be entitled to be cast by the holders of such Voting Securities generally (by the terms of such Voting Securities, the Certificate of Incorporation of the Company or any certificate of designations for such Voting Securities) at a meeting held for the election of Directors.

         "Voting Securities" shall mean the shares of Common Stock, Series B Stock and any other securities of the Company entitled to vote generally for the election of directors, and any securities which are convertible into, or exercisable or exchangeable for, Voting Securities.

         "Warrants" shall have the meaning set forth in the Purchase Agreement.

         SECTION 1.2 General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof.


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Unless otherwise specified, the terms "hereof," "herein" and similar terms refer to this Agreement as a whole (including the exhibits hereto), and references herein to Sections refer to Sections of this Agreement.

                                   ARTICLE II
                                   GOVERNANCE

         SECTION 2.1 Board Meetings. For so long as any Series B Designee is a Director, the Board of Directors shall conduct at least four Board meetings during each fiscal year of the Company.

         SECTION 2.2 Expenses. The Company agrees to reimburse each of the Series B Designees elected to the Board for their reasonable expenses incurred attending meetings of the Board and/or any committee of the Board.

         SECTION 2.3 Committees; Board Requirements; Resignation Obligation. For so long as any Series B Designee is a Director, the Holders of Series B Stock may require that at least one Series B Designee be appointed, subject to compliance with applicable Law, to each or any of the following committees of the Board of Directors: (i) the Audit Committee; (ii) the Compensation Committee; (iii) the Executive Committee; (iv) the Nominating Committee; and (v) any other committee performing similar functions of any of the foregoing committees (referred to collectively as the "Key Committees"). Notwithstanding the foregoing, the Holders of Series B Stock shall not be entitled to designate an individual to the Board of Directors in the event that such individual would not be qualified under any applicable Law to serve as a director of the Company or if the Company objects to such individual because such individual has been involved in any of the events enumerated in Item 2(d) or (e) of Schedule 13D or such individual is currently the target of an investigation by any Governmental Body relating to felonious criminal activity or is subject to any Order of any Governmental Body prohibiting service as a director of any public company or providing investment or financial advisory services and, in any such event, the Holders shall withdraw the designation of such individual and designate a replacement therefor (which replacement Series B Designee shall also be subject to the requirements of this Section 2.3). Upon any decrease in outstanding Series B Stock below the Beneficial Ownership thresholds set forth in Section 9(d) of the Certificate of Designations and at the request of the Board of Directors, the Investors shall use all commercially reasonable efforts to cause a number of Series B Designees to offer to resign from the Board of Directors such that the number of Series B Designees serving on the Board of Directors immediately thereafter will be equal to the number of Series B Designees which the Investors would then be entitled to designate under Section 9(d) of the Certificate of Designations.

         SECTION 2.4 Appointment of the Chief Executive Officer. For so long as the Investors continue to own at least 50% of the outstanding shares of Series B Stock, if a new Chief Executive Officer of the Company is to be appointed, the Investors shall have the right to designate one of the Series B Designees to be involved in any search or evaluation process established by the Board of Directors to interview candidates and recommend to the Board of Directors a new Chief Executive Officer of the Company, including, without limitation, by way of serving on any committee formed to oversee the search for and hiring of such new Chief Executive Officer.



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         SECTION 2.5 Observers. If the number of Series B Designees appointed to the Board by the Investors is fewer than the number of Series B Designees the Investors are entitled to appoint to the Board as holders of the Series B Stock, the Investors shall be entitled to designate one observer ("Observer") for each Series B Designee the Investors are entitled to appoint to the Board but have not so appointed; provided, however, that in no event shall the Investors be entitled to appoint more than two Observers. Each Observer shall be entitled to receive notice of all meetings of the Board and Key Committees of the Board and shall have the right to attend such meetings. The Company shall reimburse each Observer for his or her reasonable expenses incurred attending such meetings. None of the Observers shall have the right to vote on any matter presented to the Board or Key Committees of the Board.

                                  ARTICLE III
                              ADDITIONAL AGREEMENTS

         SECTION 3.1 Standstill. During the Standstill Period and unless otherwise approved by the Board of Directors (other than the Series B Designees), each Holder will not, and will cause each of its Affiliates not to, directly or indirectly:

              (a) acquire, offer or propose to acquire or agree to acquire, whether by purchase, tender or exchange offer, by joining a partnership, limited partnership, syndicate or other 13D Group or otherwise, (A) Beneficial Ownership of any Voting Securities, Derivative Securities or any other securities of the Company or any rights to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Voting Securities, Derivative Securities or any other securities of the Company, other than (i) the acquisition of the shares of the Series B Stock pursuant to the Purchase Agreement, (ii) shares of Common Stock and other securities, if any, issuable upon the conversion of the Series B Stock, (iii) the acquisition of Voting Securities pursuant to Sections 4.2 and 4.3 hereof, (iv) the acquisition of Voting Securities and Derivative Securities as a result of any stock splits, stock dividends or other distributions, recapitalizations or offerings made available by the Company to holders of Voting Securities or Derivative Securities generally, but only to the extent any such securities are owned by a Holder, (v) in a transaction in which any Holder acquires an interest in an entity that owns shares of Voting Securities of the Company representing 2% or less of the Total Voting Power, or (vi) any acquisition of Voting Securities approved by a majority of the Directors (other than the Series B Designees) (clauses (i) through (vi) are referred to collectively as "Permitted Acquisitions") or (B) the Company or any of its Subsidiaries or all or substantially all of the assets of the Company or any of its Subsidiaries except pursuant to Section 4.2 hereof or as approved by a majority of the Directors (other than the Series B Designees);

              (b) engage in any "solicitation" (within the meaning of Rule 14a-1 under the Exchange Act) of proxies or consents relating to the election of directors with respect to the Company, or become a "participant" in any "election contest" (within the meaning of the Exchange Act) seeking to elect directors not nominated by the Board of Directors, other than nominees for director who are to be elected by the Holders of Series B Stock in accordance with the Certificate of Designations;



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              (c) induce or attempt to induce any other Person to initiate any stockholder proposal to seek election to or seek to place a representative on the Board of Directors (except pursuant to the Certificate of Designations) or seek the removal of any member of the Board of Directors of the Company);

              (d) in any manner, agree, attempt, seek or propose to deposit any Voting Securities, Derivative Securities or any other securities of the Company or any rights to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Voting Securities, Derivative Securities or other securities of the Company in any voting trust or similar arrangement (other than any such voting trust or similar arrangement among two or more Holders);

              (e) publicly announce any intention, plan or arrangement inconsistent with the foregoing; or

              (f) form or join in the formation of a 13D Group with respect to any Voting Securities, other than any such "group" consisting exclusively of Holders and any Affiliates of the Holders;

              (g) except as provided in Section 4.2, finance (or arrange financing for) any Person in connection with any of the foregoing; provided, however, that nothing in this Section 3.1 shall (i) limit any rights of the Investors under each of the Purchase Agreement, Certificate of Designations, and Registration Rights Agreement, (ii) prohibit any individual who is serving as a Director, solely in his or her capacity as a Director, from (x) exercising his or her fiduciary duties, (y) taking any action or making any statement at any meeting of the Board of Directors or of any committee thereof, or (z) making any statement or disclosure required under federal securities Laws or other applicable Law, (iii) restrict any disclosure or statements required to be made by any Investor under applicable Law, or (iv) limit the rights of the Investors pursuant to Section 4.2 hereof.

         SECTION 3.2 Anti-Takeover Provisions and Permitted Acquisitions. The Board of Directors shall take all action necessary to: (a) exempt from the provisions of Section 203 of the Delaware General Corporation Law ("DGCL Section 203") any Permitted Acquisition, and (b) exempt any Holder who acquires securities in accordance with Section 3.1(a) from being deemed an "Acquiring Person" under the Rights Agreement.

         SECTION 3.3 Dispositions. So long as the Holders Beneficially Own Voting Securities representing in the aggregate at least 10% of the Total Voting Power of the Company, the Holders shall not, directly or indirectly (including, without limitation, through the disposition or transfer of any equity interest in another Person), sell, assign, transfer, pledge, hypothecate, grant any option with respect to or otherwise dispose of any interest in (or enter into an agreement or understanding with respect to the foregoing) any Voting Securities (a "Disposition"), except as set forth below in this Section 3.3 (each such exception being hereinafter referred to as a "Permitted Disposition"):



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              (a) Pro rata Dispositions of Common Stock may be made to any direct or indirect partner, investor or participant of any Holder pursuant to the terms of the limited partnership agreement, operating agreement or similar agreement of such Holder.

              (b) Dispositions of Voting Securities may be made to any Person pursuant to (i) a public offering effected in accordance with the Registration Rights Agreement, (ii) in open market "brokers' transactions" or transactions directly with a "market maker" as permitted by the provisions of Rule 144 as currently promulgated under the Securities Act, and (iii) in privately-negotiated transactions to (A) an Institutional Investor or (B) any other Person if such Disposition is approved by the Board ("Other Transferee") (which such approval shall not be unreasonably withheld, provided that such Disposition is not made to a Competitor); provided, that no Disposition shall be made pursuant to clause (iii) of this Section 3.3(b) unless such Institutional Investor or Other Transferee agrees in writing to be bound by the terms of this Agreement.

              (c) Dispositions of Voting Securities may be made to any Affiliate of an Investor, provided that such Affiliate agrees to be bound by the terms of this Agreement.

              (d) Dispositions of Voting Securities may be made pursuant to a Third-Party Offer, tender offer, exchange offer, merger, consolidation or any other transaction (x) which is recommended to stockholders of the Company by the Board of Directors (or, in the case of a tender or exchange offer, which is not within 10 business days of the commencement thereof opposed by the Board of Directors) or (y) in the case of a merger or other business combination transaction, which has been approved by the stockholders of the Company.

         SECTION 3.4 Anti-Takeover Provisions and Permitted Disposition. The Board of Directors shall take all action necessary to: (a) exempt from the provisions of DGCL Section 203 any Permitted Disposition made to any Institutional Investor or Other Transferee pursuant to Section 3.3 (b)(iii), and
(b) exempt any Institutional Investor or Other Transferee who acquires Voting Securities pursuant to Section 3.3 (b)(iii) from being deemed an "Acquiring Person" under the Rights Agreement.

                                   ARTICLE IV
                              ADDITIONAL COVENANTS

         SECTION 4.1 Certain Information. For so long as any Series B Designee is a Director, upon the request of any Investor, the Company will deliver to a Series B Designee on behalf of such Investor: (a) for each calendar month, as soon as practicable and in any event within 30 calendar days after the close of each such month copies of (i) (A) the balance sheet of the Company as of the end of such month, (B) statements of operations of the Company for such month, and
(C) statements of changes in cash flows of the Company for such month, setting forth in each case in comparative form the corresponding figures for the Budget, for the year-to-date and for the comparable periods in the preceding year (month and year-to-date); (b) as soon as practicable and in any event not less than 30 calendar days prior to the end of each fiscal year of the Company, a proposed annual operating budget for the Company for the succeeding fiscal year, containing forecasts of profit and loss and cash flow with monthly and quarterly breakdowns and management's reasonably estimated projections of indebtedness and commitments for the succeeding fiscal year (the "Budget"); (c) on a quarterly basis, within 45 calendar days after the close of each quarter, the



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report in the form annexed hereto as Exhibit A, and (d) any and all other information as any Investor may, from time to time, reasonably request.

         SECTION 4.2 Right to Participate in Sale and Third-Party Bid. During the Standstill Period, any Holder that Beneficially Owns in excess of 10% of the Voting Securities shall be given the reasonable opportunity to participate in any bidding process in connection with a Sale or Third-Party Bid. Nothing contained herein requires that the Board of Directors accept any offer by the Holders in connection with a Sale or Third-Party Bid.

         SECTION 4.3 Preemptive Rights.

              (a) For so long as at least 50% of the originally issued shares of Series B Stock remain outstanding, prior to the issuance or sale of any shares of Voting Securities or Derivative Securities (other than Excluded Shares) (all such securities, other than Excluded Shares, are referred to collectively herein as "Additional Securities"), the Company shall first give to each Holder holding shares of Series B Stock the opportunity (such opportunity being herein referred to as the "Preemptive Right") to purchase (on the same terms as such Additional Securities are proposed to be sold) the same percentage of such Additional Securities proposed to be sold by the Company as equals the percentage equal to the quotient of (i) the number of shares of Common Stock into which the shares held by such Holder of Series B Stock could be converted, divided by (ii) the sum of (A) all the outstanding shares of Common Stock of the Company and (B) the number of shares of Common Stock into which all the shares of Series B Stock held by all Holders could be converted.

              (b) At least 15 days prior to the issuance by the Company of any Additional Securities, the Company shall give written notice thereof (the "Preemptive Notice") to each Holder. The Preemptive Notice shall specify (i) the name and address of the bona fide investor (if known) to whom the Company proposes to issue or sell Additional Securities, (ii) the total amount of capital to be raised by the Company pursuant to the issuance or sale of Additional Securities, (iii) the number of such Additional Securities proposed to be issued or sold, (iv) the price and other terms of their proposed issuance or sale, (v) the number of such Additional Securities which such Holder is entitled to purchase (determined as provided in Section 4.3(a)), and (vi) the period during which such Holder may elect to purchase such Additional Securities, which period shall extend for at least 15 days following the receipt by such Holder of the Preemptive Notice (the "Preemptive Acceptance Period"). Each Holder who desires to purchase Additional Securities shall notify the Company within the Preemptive Acceptance Period of the number of Additional Securities he wishes to purchase, as well as the number, if any, of extra Additional Securities he would be willing to purchase in the event that all of the Additional Securities subject to the Preemptive Right are not subscribed for by the other Holders (the "Preemptive Acceptance Notice").

              (c) In the event a Holder declines to subscribe for all or any part of its pro rata portion of any Additional Securities which are subject to the Preemptive Right (the "Declining Preemptive Purchaser") during the Preemptive Acceptance Period, then the other Holders shall have the right to subscribe for all (or any declined part) of such Declining Preemptive Purchaser's pro rata portion of such Additional Securities (to be divided among the other Holders desiring to exercise such right on a ratable basis) (the "Overallotment Right"). Each Holder's Overallotment Right, if any, shall be deemed to be exercised on the date the Preemptive Acceptance Notice is given.

              (d) After the conclusion of the Preemptive Acceptance Period, any Additional Securities, less any Additional Securities for which Preemptive Rights or Overallotment Rights are exercised, may be sold by the Company, within a period of 4 months after the expiration of the Preemptive Acceptance Period, to any other Person or Persons at not less than the price and upon other terms and conditions not less favorable to the Company than those set forth in the Preemptive Notice.

              (e) Notwithstanding anything to the contrary contained herein, if the Company issues, pursuant to a rights offering, rights to acquire shares of Common Stock or other securities to holders of Common Stock, then the Holders of Series B Stock shall be entitled to receive that kind and number of rights which such Holder would have been entitled to receive if the Holder had held the Common Stock issuable upon conversion of its Series B Stock as of the date a record is taken of the holders of Common Stock for the purpose of receiving such distribution (or if no such record is taken, the earlier of the date of such declaration, payment or other distribution).

         SECTION 4.4 Restricted Actions.

              (a) The Company shall not amend, modify or supplement any provision of the Rights Agreement in a manner that adversely affects the rights and benefits of any Holder under any such provision.

              (b) Notwithstanding anything to the contrary contained herein, for so long as at least 50% of the originally issued shares of Series B Stock is held by the Investors, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, without the prior written consent of at least a majority of the then-outstanding shares of Series B Stock: (i) take any action, or fail to take any action, that would have the effect of substantially altering the business of the Company and its Subsidiaries as such businesses are conducted as of the Closing Date after giving effect to the transactions contemplated by the CK Purchase Agreement; or (ii) effect any sale, conveyance or other disposition of, or encumbrance upon, all or substantially all of the property, assets or business of the Company or merge with or into or consolidate with any other corporation or entity or entities, or effect any transaction or series of related transactions in which more than 50% of the capital stock or Total Voting Power is transferred or disposed of, or effect any voluntary dissolution or liquidation or effect a reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes).

                                    ARTICLE V
                                   TERMINATION

         SECTION 5.1 Termination. Without limiting any liability of the Company or the Holders for any breach of its obligations hereunder, this Agreement may be terminated: (i) if the Company and the Holders holding a majority of the Voting Securities mutually agree in writing; (ii) with respect to the Investors, by notice in writing at any time when the Investors Beneficially Own in the aggregate less than 10% of the Total Voting Power of the Company, and with respect to any other Holder, by notice in writing at any time by such Holder, when such Holder has ceased to Beneficially Own at least 10% of the Total Voting Power of the Company; (iii) at any time on or after the Redemption Date; or (iv) if the Company causes the conversion of all of the shares of Series B Stock into shares of Common Stock pursuant to Section 6(b) of the Certificate of Designations; provided, however, that, for purposes of this clause (iv), the restrictions set forth in Section 3.1 shall continue to be in full force and effect unless, or until, this Agreement has been, or is, terminated pursuant to clause (i), (ii) or (iii) of this Section 5.1.

                                   ARTICLE VI
                                  MISCELLANEOUS

         SECTION 6.1 Amendment and Modification. This Agreement may be amended, modified and supplemented, and any of the provisions contained herein may be waived, only by a written instrument signed by the Company and by the Holders owning at least a majority of the outstanding Voting Securities owned by all Holders. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

         SECTION 6.2 Assignment; No Third Party Beneficiaries.

              (a) Neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties; provided, however that (i) each Investor may assign its rights, interests and obligations under this Agreement to any other Investor and to (except for Sections 2.4, 4.1 and 4.4(b)) any Institutional Investor, Other Transferee, or Affiliate of such Investor in connection with a transfer of Voting Securities to such Person, and (ii) in the event of such assignment, the assignee shall agree in writing to be bound by the provisions of this Agreement.

              (b) This Agreement shall not confer any rights or remedies upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

         SECTION 6.3 Binding Effect; Entire Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and executors, administrators and heirs. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

         SECTION 6.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party.

         SECTION 6.5 Notices and Addresses. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by facsimile; on the business day after notice is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

         If to the Company:
         Phillips-Van Heusen Corporation
         200 Madison Avenue
         New York, New York 10016
         Attention: Vice President, General Counsel and Secretary
         Facsimile: (212) 381-3970
         Telephone: (212) 381-3509

         with a copy (which shall not constitute notice) to:

         Katten Muchin Zavis Rosenman
         575 Madison Avenue
         New York, New York 10022
         Attention: David H. Landau, Esq.
         Facsimile: (212) 940-8776
         Telephone: (212) 940-8800

         If to any Investor, at the most current address, and with a copy to be sent to each additional address, given by such Investor to the Company in writing, and copies (which shall not constitute notice) sent to:

         Swidler Berlin Shereff Friedman, LLP
         The Chrysler Building
         405 Lexington Avenue
         New York, New York 10174
         Attention: Morris Orens, Esq.
         Fax: (212) 891-9598

         SECTION 6.6 Governing Law. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal Laws of the State of New York, without regard to the conflicts of Law principles thereof which would specify the application of the Law of another jurisdiction.

         SECTION 6.7 Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

         SECTION 6.8 Counterparts. This Agreement may be executed via facsimile and in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

         SECTION 6.9 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

         SECTION 6.10 Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by Law, it being agreed by the parties that the remedy at Law, inducing monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief that a remedy at Law would be adequate is waived.

         SECTION 6.11 Jurisdiction. Each of the Investors and the Company (a) hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any state or federal court sitting in New York County, New York for the purposes of any suit, action or other proceeding arising out of this Agreement or the subject matter hereof brought by the Company, or any Investor and (b) hereby waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

                            [SIGNATURE PAGES FOLLOWS.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                              PHILLIPS-VAN HEUSEN CORPORATION


                                              By: /s/  Mark D. Fischer
                                                  ------------------------
                                              Name:  Mark D. Fischer
                                              Title: Vice President

                              APAX EXCELSIOR VI, L.P.
                              By:      Apax Excelsior VI Partners, L.P.,
                                       Its General Partner
                              By:      Apax Managers, Inc.
                                       Its General Partner


                              By:      /s/  David Landau
                                       ----------------------------------------
                              Name:    David Landau
                              Title:   Vice President


                              APAX EXCELSIOR VI-A C.V.
                              By:      Apax Excelsior VI Partners, L.P.,
                                       Its General Partner
                              By:      Apax Managers, Inc.
                                       Its General Partner


                              By:      /s/  David Landau
                                       ----------------------------------------
                              Name:    David Landau
                              Title:   Vice President


                              APAX EXCELSIOR VI-B C.V.
                              By:      Apax Excelsior VI Partners, L.P.,
                                       Its General Partner
                              By:      Apax Managers, Inc.
                                       Its General Partner


                              By:      /s/  David Landau
                                       ----------------------------------------
                              Name:    David Landau
                              Title:   Vice President


                              PATRICOF PRIVATE INVESTMENT CLUB III, L.P.
                              By:      Apax Excelsior VI Partners, L.P.,
                                       Its General Partner
                              By:      Apax Managers, Inc.
                                       Its General Partner


                              By:      /s/  David Landau
                                       ----------------------------------------
                              Name:    David Landau
                              Title:   Vice President

                              APAX EUROPE V - A, L.P.
                              By:      Apax Partners Europe Managers Ltd.
                                       Its Investment Manager


                              By:      /s/  Adrian Beecroft
                                       ----------------------------------------
                              Name:    Adrian Beecroft
                              Title:   Managing Director


                              By:      /s/  Clive Sherling
                                       ----------------------------------------
                              Name:    Clive Sherling
                              Title:   Managing Director


                              APAX EUROPE V - B, L.P.
                              By:      Apax Partners Europe Managers Ltd.
                                       Its Investment Manager


                              By:      /s/  Adrian Beecroft
                                       ----------------------------------------
                              Name:    Adrian Beecroft
                              Title:   Managing Director


                              By:      /s/  Clive Sherling
                                       ----------------------------------------
                              Name:    Clive Sherling
                              Title:   Managing Director


                              APAX EUROPE V - C GMBH & CO. KG
                              By:      Apax Partners Europe Managers Ltd.
                                       Its Investment Manager


                              By:      /s/  Adrian Beecroft
                                       ----------------------------------------
                              Name:    Adrian Beecroft
                              Title:   Managing Director


                              By:      /s/  Clive Sherling
                                       ----------------------------------------
                              Name:    Clive Sherling
                              Title:   Managing Director

                              APAX EUROPE V - D, L.P.
                              By:      Apax Partners Europe Managers Ltd.
                                       Its Investment Manager


                              By:      /s/  Adrian Beecroft
                                       ----------------------------------------
                              Name:    Adrian Beecroft
                              Title:   Managing Director


                              By:      /s/  Clive Sherling
                                       ----------------------------------------
                              Name:    Clive Sherling
                              Title:   Managing Director


                              APAX EUROPE V - E, L.P.
                              By:      Apax Partners Europe Managers Ltd.
                                       Its Investment Manager


                              By:      /s/  Adrian Beecroft
                                       ----------------------------------------
                              Name:    Adrian Beecroft
                              Title:   Managing Director


                              By:      /s/  Clive Sherling
                                       ----------------------------------------
                              Name:    Clive Sherling
                              Title:   Managing Director


                              APAX EUROPE V - F, C.V.
                              By:      Apax Partners Europe Managers Ltd.
                                       Its Investment Manager


                              By:      /s/  Adrian Beecroft
                                       ----------------------------------------
                              Name:    Adrian Beecroft
                              Title:   Managing Director


                              By:      /s/  Clive Sherling
                                       ----------------------------------------
                              Name:    Clive Sherling
                              Title:   Managing Director

                              APAX EUROPE V - G, C.V.
                              By:      Apax Partners Europe Managers Ltd.
                                       Its Investment Manager


                              By:      /s/  Adrian Beecroft
                                       ----------------------------------------
                              Name:    Adrian Beecroft
                              Title:   Managing Director


                              By:      /s/  Clive Sherling
                                       ----------------------------------------
                              Name:    Clive Sherling
                              Title:   Managing Director


                              APAX EUROPE V - 1, L.P.
                              By:      Apax Partners Europe Managers Ltd.
                                       Its Investment Manager


                              By:      /s/  Adrian Beecroft
                                       ----------------------------------------
                              Name:    Adrian Beecroft
                              Title:   Managing Director


                              By:      /s/  Clive Sherling
                                       ----------------------------------------
                              Name:    Clive Sherling
                              Title:   Managing Director


                              APAX EUROPE V - 2, L.P.
                              By:      Apax Partners Europe Managers Ltd.
                                       Its Investment Manager


                              By:      /s/  Adrian Beecroft
                                       ----------------------------------------
                              Name:    Adrian Beecroft
                              Title:   Managing Director


                              By:      /s/  Clive Sherling
                                       ----------------------------------------
                              Name:    Clive Sherling
                              Title:   Managing Director